                                             Exhibit 99.1
Editorial Contacts:
Nate Melihercik, Head of Investor Relations - ir@logitech.com
Bruno Rodriguez, Head of Corporate Communications - mediarelations@logitech.com
Ben Starkie, Corporate Communications - +41 (0) 79-292-3499, bstarkie1@logitech.com

Logitech Announces Q3 Fiscal Year 2026 Results
Strong Financial Performance Driven
By Strategic Priorities and Operational Discipline

LAUSANNE, Switzerland, and SAN JOSE, Calif., Jan. 27, 2026 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2026.
•Sales were $1.42 billion, up 6 percent in US dollars and 4 percent in constant currency compared to Q3 of the prior year.
•GAAP gross margin was 43.2 percent, up 30 basis points compared to Q3 of the prior year. Non-GAAP gross margin was 43.5 percent, up 30 basis points compared to Q3 of the prior year.
•GAAP operating income was $286 million, up 22 percent compared to Q3 of the prior year. Non-GAAP operating income was $312 million, up 17 percent compared to Q3 of the prior year.
•GAAP earnings per share (EPS) was $1.69, up 28 percent compared to Q3 of the prior year. Non-GAAP EPS was $1.93, up 21 percent compared to Q3 of the prior year.
•Cash flow from operations was $481 million. The quarter-ending cash balance was $1.8 billion.
“We delivered another quarter of excellent financial performance,” said Hanneke Faber, Logitech chief executive officer. “Growth was broad-based across categories, regions and both consumer and business channels. We continued to drive superior innovation with iconic new products like the premium MX Master 4 mouse. And, with the exception of pandemic peaks, we drove record operating income despite tariff headwinds, underscoring the quality of our portfolio, the strength of our innovation and our unique global operational capabilities.”
“Our team’s excellent operational execution and disciplined cost management delivered outstanding gross and operating margins,” said Matteo Anversa, Logitech chief financial officer. “This is a strong performance in our biggest quarter of the year, in spite of the ongoing uncertain environment.”

Outlook
Our financial outlook for the fourth quarter of Fiscal Year 2026 is:

	Q4 FY26 outlook	FY26 outlook
Sales	$1,070 - $1,090 million	$4,825 - $4,845 million
Sales growth (in US dollars, year over year)	6% - 8%	Approximately 6%
Sales growth (in constant currency, year over year)	3% - 5%	Approximately 4%
Non-GAAP operating income	$155 - $165 million	$900 - $910 million

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q3 Fiscal Year 2026 on Tuesday, January 27, 2026 at 1:30 p.m. Pacific Standard Time (PST) and 10:30 p.m. Central European Time (CET).

A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q3 Fiscal Year 2026 Shareholder Letter are also available there.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges (credits), net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, outlook and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the fourth quarter of Fiscal Year 2026 non-GAAP outlook.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech designs software-enabled hardware solutions that help businesses thrive and bring people together when working, creating and gaming. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and nine months ended December 31, 2025; Q4 FY26 outlook, including for net sales and non-GAAP operating income, growth expectations, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example the resilience of overall consumer demand, B2B and IT spending levels, changes in inflation levels and monetary policies, governments’ fiscal policies, and geopolitical conflicts; our expectations regarding our expense discipline efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, production costs, supply shortages and other supply chain challenges; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs or other trade restrictions that affect our products or operations and our ability to mitigate; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; and the effect of changes to our effective income tax rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended December 31,		Nine Months Ended December 31,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2025	2024	2025	2024

Net sales	$1,421,479	$1,340,294	$3,755,238	$3,544,545
Cost of goods sold	805,267	763,403	2,141,277	2,010,411
Amortization of intangible assets	1,573	2,450	5,904	7,344
Gross profit	614,639	574,441	1,608,057	1,526,790

Operating expenses:
Marketing and selling	206,875	217,048	601,664	615,816
Research and development	78,452	77,973	229,149	229,485
General and administrative	41,921	42,117	125,520	123,748
Amortization of intangible assets and acquisition-related costs	915	2,637	5,379	8,065
Restructuring charges, net	462	110	6,946	725
Total operating expenses	328,625	339,885	968,658	977,839

Operating income	286,014	234,556	639,399	548,951
Interest income	10,985	12,176	34,042	42,603
Other income (expense), net	2,131	(1,524)	3,229	(2,889)
Income before income taxes	299,130	245,208	676,670	588,665
Provision for income taxes	48,091	45,061	108,946	101,202
Net income	$251,039	$200,147	$567,724	$487,463

Net income per share:
Basic	$1.71	$1.33	$3.86	$3.20
Diluted	$1.69	$1.32	$3.82	$3.18

Weighted average shares used to compute net income per share:
Basic	146,827	150,647	147,265	152,127
Diluted	148,450	151,895	148,635	153,506

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	December 31,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2025	2025

Current assets:
Cash and cash equivalents	$1,817,820	$1,503,205
Accounts receivable, net	683,126	454,546
Inventories	449,544	503,747
Other current assets	166,988	131,211
Total current assets	3,117,478	2,592,709

Non-current assets:
Property, plant and equipment, net	115,363	113,858
Goodwill	466,579	463,230
Other intangible assets, net	13,889	24,630
Other assets	382,380	344,077
Total assets	$4,095,689	$3,538,504

Current liabilities:
Accounts payable	$590,421	$414,586
Accrued and other current liabilities	817,924	686,503
Total current liabilities	1,408,345	1,101,089

Non-current liabilities:
Income taxes payable	113,621	88,483
Other non-current liabilities	238,000	221,512
Total liabilities	1,759,966	1,411,084

Shareholders’ equity:
Registered shares, CHF 0.25 par value Issued shares: 160,784 and 168,994 at December 31, 2025 and March 31, 2025, respectively	28,001	29,432
Additional paid-in capital	104,310	82,591
Shares in treasury, at cost Treasury shares: 14,027 and 20,485 at December 31, 2025 and March 31, 2025, respectively	(908,278)	(1,464,912)
Retained earnings	3,237,815	3,627,261
Accumulated other comprehensive loss	(126,125)	(146,952)
Total shareholders’ equity	2,335,723	2,127,420
Total liabilities and shareholders’ equity	$4,095,689	$3,538,504

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended December 31,		Nine Months Ended December 31,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2025	2024	2025	2024

Cash flows from operating activities:
Net income	$251,039	$200,147	$567,724	$487,463
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,687	15,075	47,622	44,178
Amortization of intangible assets	2,488	5,087	11,283	15,258
Loss (gain) on investments	(206)	119	291	1,718
Share-based compensation expense	23,435	26,193	86,575	76,067
Deferred income taxes	(15,900)	2,163	6,296	18,652
Other	77	73	65	130
Changes in assets and liabilities:
Accounts receivable, net	22,044	(46,366)	(213,815)	(127,934)
Inventories	68,701	26,353	66,921	(67,554)
Other assets	(12,939)	7,175	(30,423)	9,416
Accounts payable	6,548	28,472	171,967	136,848
Accrued and other liabilities	118,558	106,379	119,908	118,659
Net cash provided by operating activities	480,532	370,870	834,414	712,901
Cash flows from investing activities:
Purchases of property, plant and equipment	(14,890)	(14,227)	(47,723)	(43,340)
Purchases of deferred compensation investments	(1,520)	(2,202)	(5,557)	(5,802)
Proceeds from sales of deferred compensation investments	2,159	2,659	5,718	4,958
Other investing activities	(213)	(261)	(1,196)	(1,173)
Net cash used in investing activities	(14,464)	(14,031)	(48,758)	(45,357)
Cash flows from financing activities:
Payment of cash dividends	—	—	(233,059)	(207,853)
Purchases of registered shares	(27,117)	(200,137)	(255,380)	(463,322)
Proceeds from exercises of stock options and purchase rights	2,459	—	24,172	20,235
Tax withholdings related to net share settlements of restricted stock units	(1,195)	(1,008)	(19,406)	(22,251)
Other financing activities	—	—	—	(2,908)
Net cash used in financing activities	(25,853)	(201,145)	(483,673)	(676,099)
Effect of exchange rate changes on cash and cash equivalents	1,798	(16,138)	12,632	(9,455)
Net increase (decrease) in cash and cash equivalents	442,013	139,556	314,615	(18,010)
Cash and cash equivalents, beginning of the period	1,375,807	1,363,276	1,503,205	1,520,842
Cash and cash equivalents, end of the period	$1,817,820	$1,502,832	$1,817,820	$1,502,832

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended December 31,			Nine Months Ended December 31,
NET SALES	2025	2024	Change	2025	2024	Change

Net sales by product category:
Gaming (1)	$482,714	$466,715	3%	$1,121,894	$1,076,660	4%
Keyboards & Combos	254,612	236,748	8	712,974	662,017	8
Pointing Devices	241,160	217,045	11	658,034	602,927	9
Video Collaboration	193,252	176,053	10	527,645	482,755	9
Webcams	82,268	84,419	(3)	249,944	237,572	5
Tablet Accessories	93,567	77,433	21	269,855	241,586	12
Headsets	45,939	45,886	—	134,959	137,038	(2)
Other (2)	27,967	35,995	(22)	79,933	103,990	(23)
Total Net Sales	$1,421,479	$1,340,294	6%	$3,755,238	$3,544,545	6%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended December 31,		Nine Months Ended December 31,
GAAP TO NON-GAAP RECONCILIATION (A)	2025	2024	2025	2024

Gross profit - GAAP	$614,639	$574,441	$1,608,057	$1,526,790
Share-based compensation expense	2,636	2,173	8,375	8,673
Amortization of intangible assets	1,573	2,450	5,904	7,344
Gross profit - Non-GAAP	$618,848	$579,064	$1,622,336	$1,542,807

Gross margin - GAAP	43.2%	42.9%	42.8%	43.1%
Gross margin - Non-GAAP	43.5%	43.2%	43.2%	43.5%

Operating expenses - GAAP	$328,625	$339,885	$968,658	$977,839
Less: Share-based compensation expense	20,799	24,020	78,200	67,394
Less: Amortization of intangible assets and acquisition-related costs	915	2,637	5,379	8,065
Less: Restructuring charges, net	462	110	6,946	725
Operating expenses - Non-GAAP	$306,449	$313,118	$878,133	$901,655

% of net sales - GAAP	23.1%	25.4%	25.8%	27.6%
% of net sales - Non-GAAP	21.6%	23.4%	23.4%	25.4%

Operating income - GAAP	$286,014	$234,556	$639,399	$548,951
Share-based compensation expense	23,435	26,193	86,575	76,067
Amortization of intangible assets and acquisition-related costs	2,488	5,087	11,283	15,409
Restructuring charges, net	462	110	6,946	725
Operating income - Non-GAAP	$312,399	$265,946	$744,203	$641,152

% of net sales - GAAP	20.1%	17.5%	17.0%	15.5%
% of net sales - Non-GAAP	22.0%	19.8%	19.8%	18.1%

Net income - GAAP	$251,039	$200,147	$567,724	$487,463
Share-based compensation expense	23,435	26,193	86,575	76,067
Amortization of intangible assets and acquisition-related costs	2,488	5,087	11,283	15,409
Restructuring charges, net	462	110	6,946	725
Loss (gain) on investments	(206)	119	291	1,718
Non-GAAP income tax adjustment	9,802	9,834	17,944	18,820
Net income - Non-GAAP	$287,020	$241,490	$690,763	$600,202

Net income per share:
Diluted - GAAP	$1.69	$1.32	$3.82	$3.18
Diluted - Non-GAAP	$1.93	$1.59	$4.65	$3.91

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	148,450	151,895	148,635	153,506

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended December 31,		Nine Months Ended December 31,
SHARE-BASED COMPENSATION EXPENSE	2025	2024	2025	2024

Share-based Compensation Expense
Cost of goods sold	$2,636	$2,173	$8,375	$8,673
Marketing and selling	5,911	11,813	31,982	34,133
Research and development	5,395	5,043	17,412	15,849
General and administrative	9,493	7,164	28,806	17,412
Total share-based compensation expense	23,435	26,193	86,575	76,067
Income tax benefit	(4,699)	(4,523)	(15,620)	(16,901)
Total share-based compensation expense, net of income tax benefit	$18,736	$21,670	$70,955	$59,166

*Note: These preliminary results for the three and nine months ended December 31, 2025 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enable investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended December 31, 2025 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These charges (credits) are associated with restructuring plans and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments as well as investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.